Exhibit 11
                                                             Page 1 of 2


                              COLGATE-PALMOLIVE COMPANY

                      COMPUTATION OF EARNINGS PER COMMON SHARE

                    Dollars in Millions Except Per Share Amounts
                                     (Unaudited)



                                    Three Months Ended      Nine Months Ended
                                        September 30,         September 30,
         PRIMARY                        1994    1993          1994    1993
       Earnings:
         Income before changes in
          accounting                 $ 151.0   $142.8        $443.1  $ 426.0

         Deduct:  Dividends on
          preferred shares, net of
          income taxes                   5.5      5.3          16.3     16.2

         Income applicable to common
          shares before cumulative
          effect on prior years of
          accounting changes           145.5    137.5         426.8    409.8

         Cumulative effect on prior
          years of accounting changes      -        -             -   (358.2)
         Net income applicable to
          common shares              $ 145.5   $137.5        $426.8   $ 51.6

       Shares (in millions):
         Weighted average common
          shares outstanding           145.6    154.1         146.7    157.8

       Earnings per common share,
       primary:
         Income before changes in
          accounting                 $  1.00   $  .89        $ 2.91   $ 2.60

         Cumulative effect on prior
          years of accounting changes      -        -             -    (2.27)
         Net income                  $  1.00   $  .89        $ 2.91   $  .33


                                                         Exhibit 11
                                                         Page 2 of 2
                              COLGATE-PALMOLIVE COMPANY

                      COMPUTATION OF EARNINGS PER COMMON SHARE

                    Dollars in Millions Except Per Share Amounts
                                     (Unaudited)

                                    Three Months Ended    Nine Months Ended
                                        September 30,        September 30,
                                      1994       1993      1994      1993
       ASSUMING FULL DILUTION
       Earnings:
        Income before changes in
         accounting                 $ 151.0   $ 142.8   $ 443.1   $ 426.0

        Deduct:  Dividends on
         preferred shares and
         tax benefit for dividends
         on allocated preferred
         shares                          .2        .1        .4        .4

        Replacement funding
         resulting from assumed
         conversion of Series B
         Convertible Preference
         Stock, net of tax              1.8       4.5       6.1       7.4

        Income before changes in
         accounting, as adjusted      149.0     138.2     436.6     418.2
        Cumulative effect on prior
         years of accounting
         changes                          -         -         -    (358.2)
        Net income applicable to
         common shares              $ 149.0   $ 138.2   $ 436.6   $  60.0
       Shares (in millions):
        Weighted average number of
         common shares outstanding    145.6     154.1     146.7     157.8
        Assumed conversion of
         options reduced by the
         number of shares which
         could have been purchased
         with the proceeds from the
         exercise of such options       1.8       1.9       1.8       2.1

        Assumed conversion of
         Series B Convertible
         Preference Stock              12.2      12.4      12.2      12.4
        Weighted average number of
         common shares outstanding,
         as adjusted                  159.6     168.4     160.7     172.3
       Earnings per common share,
         assuming full dilution:
        Income before changes in
         accounting                 $   .93    $  .82   $  2.72   $  2.43
        Cumulative effect on prior
         years of accounting
         changes                          -         -         -     (2.08)
        Net income                  $   .93    $  .82   $  2.72   $   .35